UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2026

Nex Neo Tech Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-291806	32-0799652
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Krolewska 65A,

30-081 Krakow, Poland

(Address of principal executive offices, zip code)

Tel: +1-443-278-1647

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 17, 2026, Nex Neo Tech Inc. (the "Company") entered into an Assignment Agreement (the "Assignment Agreement") by and among Anastasiia Reish ("Assignor"), Katarzyna Dzieszuta ("Assignee"), and the Company. Assignor previously loaned personal funds to the Company pursuant to Loan Agreement entered into January 14, 2025 (the "Loan") for general working capital purposes, including costs associated with the Company's registration statement on Form S-1 (File No. 333-291806), SEC reporting obligations, and ongoing operational expenses. The Loan is non-interest bearing, unsecured, for up to a total of $300,000 payable over the subsequent five years.

Pursuant to the Assignment Agreement, Assignee agrees to repay the Assignor the sum of $122,319.94, which represents the full outstanding principal balance of the Loan as of July 17, 2026, thereby fully satisfying the Company's obligation to Assignor under the Loan. Upon receipt of such payment, Assignor shall release the Company from any and all claims, obligations and liabilities arising under or in connection with the Loan.

Simultaneously with such payment, Assignor assigned, and Assignee assumed, all of Assignor's right, title and interest as lender under the Loan. The Company consented to the assignment and acknowledged Assignee as the Company's sole creditor with respect to the Loan. Following the assignment, the Company is obligated to repay the outstanding balance of $122,319.94 as of July 17, 2026, to Assignee on the same terms and conditions as originally agreed by Assignor. The assignment did not result in any change to the aggregate amount of the Company's indebtedness or to the material terms of the Loan.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On July 17, 2026 ("Effective Date"), Anastasiia Reish, the Company's officer, director and majority shareholder, sold 2,400,000 shares of the Company's common stock, at a purchase price of $0.004 per share ("Common Stock"), representing approximately 54.55% of the Company's issued and outstanding Common Stock as of the Effective Date, to Katarzyna Dzieszuta, Company’s Director, in a private transaction for a total purchase price of $9,600.

The share purchase constituted a change in control of the Company. The change in control was acknowledged and ratified by the Board of Directors of the Company pursuant to a written consent of the directors delivered on the Effective Date.

Prior to the transaction, Ms. Dzieszuta owned 0 (zero) shares of Common Stock. As a result of the transaction, Ms. Dzieszuta is now the beneficial owner of 2,400,000 shares of common stock, representing approximately 54.55% of the Company's issued and outstanding common stock.

Other than the transactions described in Items 1.01 and 5.01, the Company is not aware of any arrangements that may result in a further change in control.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Executive Officer and Director

On July 17, 2026, Anastasiia Reish resigned from all of her positions with the Company, including her roles as President, Treasurer, Secretary, and member of the Board of Directors (the "Board").

Ms. Reish’s resignation was for personal reasons and was not the result of any disagreement with the Company, its management, or the Board on any matter relating to the Company’s operations, policies, or practices.

(b) Appointment of Officers

Effective July 17, 2026, the Board appointed Katarzyna Dzieszuta, a current member of the Board, to serve as the Company’s President, Treasurer, and Secretary. Ms. Dzieszuta will continue to serve as a member of the Board of Directors.

Katarzyna Dzieszuta, age 35, has served as a member of the Board of Directors since June 20, 2025.

Ms. Dzieszuta brings extensive experience in strategic marketing, brand management, and digital advertising. From October 2025 to February 2026, Ms. Dzieszuta served as a Director at Loftberry Limited. From 2021 to March 2026, she served as Senior Marketing Manager at Poczta Polska, where she oversaw strategic marketing initiatives, developed integrated campaigns, and managed marketing operations. Prior to that, from 2018 to 2021, she served as Marketing Manager at InPost S.A., leading digital marketing campaigns and performance analytics. From 2015 to 2018, she worked as a Marketing Specialist at Allegro.

Ms. Dzieszuta holds a Master’s degree in Marketing and a Bachelor’s degree in Marketing and Management from the University of Lodz, Poland.

There are no family relationships between Ms. Dzieszuta and any director or executive officer of the Company. There are no arrangements or understandings between Ms. Dzieszuta and any other person pursuant to which she was selected as an officer. Furthermore, other than the Stock Purchase Agreement disclosed in Item 5.01 above and the Assignment Agreement disclosed in Item 1.01 above, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Dzieszuta had or will have a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(c) Election of New Director

On July 17, 2026, the Board elected Ivana Drakselova to serve as a member of the Board of Directors.

Ms. Ivana Drakselova will hold office until her successor is duly elected and qualified, or until her earlier death, resignation, or removal.

Ivana Drakselova, age 27, brings experience in digital marketing, brand development, and online advertising. From 2021 to 2026, she served as Digital Marketing Specialist at Publicis Groupe Czech Republic in Prague, where she was responsible for developing digital marketing campaigns, managing online advertising initiatives, analyzing campaign performance, and supporting marketing strategies for various clients. Prior to that, from 2020 to 2021, she served as Junior Marketing Specialist at Socialsharks s.r.o., where she supported social media campaigns, content planning, market research, and digital marketing activities.

Ms. Drakselova holds a Bachelor’s degree in International Business with a focus on Marketing and Business Administration from the Prague University of Economics and Business, Czech Republic.

There are no arrangements or understandings between Ms. Drakselova and any other person pursuant to which she was selected as a director. There are no family relationships between Ms. Drakselova and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Exhibit Number	Description
10.1	Assignment Agreement dated July 17, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2026

Nex Neo Tech Inc.

By:	/s/ Katarzyna Dzieszuta
Name:	Katarzyna Dzieszuta
Title:	Director